Exhibit 10.15

ARTHUR J. GALLAGHER & CO.

SUPPLEMENTAL SAVINGS and THRIFT PLAN

As Amended and Restated Effective July 25, 2018

TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION		1

1.1.	Purpose of the Plan	1
1.2.	Status of Plan	1

ARTICLE 2 DEFINITIONS		1

2.1.	“Accounts”	1
2.2.	“Board”	1
2.3.	“Cause”	1
2.4.	“Change in Control”	1
2.5.	“Code”	2
2.6.	“Company”	2
2.7.	“Compensation”	2
2.8.	“Effective Date”	2
2.9.	“Elective Deferral”	2
2.10.	“Eligible Employee”	2
2.11.	“Employer”	3
2.12.	“ERISA”	3
2.13.	“Funding Trust”	3
2.14.	“Funding Trustee”	3
2.15.	“Gallagher”	3
2.16.	“Hour of Service”	3
2.17.	“Insolvent”	3
2.18.	“LTIC Program”	3
2.19.	“Matching Deferral”	3
2.20.	“Participant”	3
2.21.	“Performance Deferral”	3
2.22.	“Plan”	3
2.23.	“Plan Administrator”	4
2.24.	“Plan Year”	4

2.25.	“Qualified Plan”	4
2.26.	“Retirement”	4
2.27.	“Scheduled Distribution Account”	4
2.28.	“Separation from Service”	4
2.29.	“Separation from Service Account”	4
2.30.	“13-Month Rule”	4
2.31.	“Unforeseeable Emergency”	4

ARTICLE 3 PARTICIPATION		4

3.1.	Commencement of Participation	4
3.2.	Continued Participation	5

ARTICLE 4 ELECTIVE, MATCHING AND PERFORMANCE DEFERRALS		5

4.1.	Elective Deferrals	5
4.2.	Matching Deferrals	8
4.3.	Performance Deferrals	9

ARTICLE 5 ACCOUNTS		9

5.1.	Accounts	9
5.2.	Investments	13

ARTICLE 6 VESTING		14

6.1.	General	14
6.2.	Change in Control	15
6.3.	Retirement, Death or Disability	15
6.4.	Insolvency	15
6.5.	13-Month Rule Compliance	15

ARTICLE 7 PAYMENTS		16

7.1.	Election as to Time and Form of Payment	16
7.2.	Termination of Employment	17

7.3.	Death	17
7.4.	Withdrawal Due to Unforeseeable Emergency	17
7.5.	Restrictive Covenants; Clawback	18
7.6.	Taxes	19

ARTICLE 8 PLAN ADMINISTRATOR		19

8.1.	Plan Administration and Interpretation	19
8.2.	Powers, Duties, Procedures, Etc.	19
8.3.	Information	20
8.4.	Indemnification of Plan Administrator	20

ARTICLE 9 AMENDMENT AND TERMINATION		20

9.1.	Amendments	20
9.2.	Termination of Plan	20
9.3.	Existing Rights	21

ARTICLE 10 MISCELLANEOUS		21

10.1.	No Funding	21
10.2.	Non-assignability	21
10.3.	Limitation of Participant’s Rights	21
10.4.	Participants Bound	21
10.5.	Receipt and Release	22
10.6.	Compliance With Section 409A of Code	22
10.7.	Governing Law	22
10.8.	Severability	22
10.9.	Headings and Subheadings	22

ARTICLE 1

Introduction

1.1. Purpose of the Plan

The Company has adopted the Plan to provide a means by which certain employees may elect to defer receipt of portions of their compensation and to provide opportunities for such individuals to save for retirement on the terms and conditions set forth herein.

1.2. Status of Plan

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(I) of ERISA, and is further intended to comply with the requirements of Section 409A of the Code. The Plan shall be interpreted and administered consistently with such intent. The Plan was initially effective January 1, 1999, was amended and restated effective January 1, 2008, was further amended effective July 1, 2009, was further amended and restated effective December 1, 2009 for certain clerical corrections, was further amended and restated December 7, 2012 to allow investment of deferred monies in Gallagher Common Stock (as hereinafter defined), was further amended and restated January 21, 2014 to make certain administrative clarifications, and was further amended and restated effective January 1, 2015.

ARTICLE 2

Definitions

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1. “Accounts” mean, for each Participant, the Separation from Service Accounts and Scheduled Distribution Accounts established for his or her benefit under Section 5.1.

2.2. “Board” means the Board of Directors of Gallagher.

2.3. “Cause” means a Participant’s gross misconduct or a willful and material breach by a Participant of any agreement between an Employer and the Participant; provided that no act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the action or omission was in the best interest of the Employer.

2.4. “Change in Control” means: (i) any person or group, as defined in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934, as amended, is or becomes the beneficial owner, directly or indirectly, of securities of Gallagher representing fifty percent (50%) or more of the combined voting power of Gallagher’s outstanding securities then entitled to vote for the election of directors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Gallagher (the “Board”) and any new directors whose election by the Board or nomination for election by Gallagher’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) approval by the shareholders of Gallagher of the sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of Gallagher or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

2.5. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.6. “Company” means Arthur J. Gallagher & Co. (Illinois), an Illinois corporation, and any successor to all or a substantial portion of its assets or business that assumes the obligations of the Company (with the consent of the Company if it is still in existence).

2.7. “Compensation” shall have the meaning set forth in the Qualified Plan (i) increased by the amount of any Elective Deferrals under this Plan; and (ii) determined without regard to the limit applicable to the Qualified Plan under Section 401(a)(17) of the Code.

2.8. “Effective Date” means January 1, 1999.

2.9. “Elective Deferral” means the portion of Compensation which is deferred by a Participant under Section 4.1.

2.10. “Eligible Employee”, with respect to a Plan Year, means an employee of an Employer if (i) the employee has completed sixty (60) days of employment with an Employer prior to the first day of such Plan Year and (ii) either (A) the Company determines, in its sole discretion, that the employee has received or is expected to receive Compensation in the calendar year ending prior to the first day of such Plan Year in an amount equal to or greater than the dollar amount in effect for such Plan Year under Section 401(a)(17) of the Code or (B) the Company, determines, in its sole discretion, and specifies in a written notice to the employee that such employee is otherwise eligible to participate in the Plan for such Plan Year. In addition to the foregoing, an employee who is hired by an Employer after the first day of a Plan Year shall be an “Eligible Employee” with respect to such Plan Year if (1) the employee has completed sixty (60) days of employment with such Employer after such date of hire and (2) either (x) the Company determines, in its sole discretion, that the employee is expected to receive annualized Compensation in such Plan Year in an amount equal to or greater than the annual dollar amount in effect for such Plan Year under Section 401(a)(17) of the Code or (y) the Company, determines, in its sole discretion, and specifies in a written notice to the employee that such employee is otherwise eligible to participate in the Plan for such Plan Year. If an Eligible Employee’s actual Compensation is less than the applicable dollar amount prescribed by Section 401(a)(17) of the Code for two consecutive Plan Years, such Eligible Employee will be suspended from making any additional Elective Deferrals under the Plan for each subsequent Plan Year, until the open enrollment period following the Plan Year in which such Eligible Employee’s Compensation is not less than the applicable dollar amount.

2.11. “Employer” means the Company and each other entity that is affiliated with the Company and adopts the Plan with the Company’s consent.

2.12. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.13. “Funding Trust” means the grantor trust established by the Company to hold assets contributed under the Plan.

2.14. “Funding Trust Agreement” means that agreement entered into between the Company and the Funding Trustee setting forth the terms and administration of the Funding Trust.

2.15. “Funding Trustee” means the trustee or trustees under the Funding Trust.

2.16. “Gallagher” means Arthur J. Gallagher & Co., a Delaware corporation, and any successor to all or a substantial portion of Gallagher’s assets or business that assumes the obligations of Gallagher (with Gallagher’s consent if it is still in existence).

2.17. “Hour of Service” means an Hour of Service as calculated for purposes of the Qualified Plan.

2.18. “Insolvent” means either (i) an Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.19. “LTIC Program” means a long-term incentive compensation program maintained by Gallagher or the Company.

2.20. “Matching Deferral” means a contribution by an Employer for the benefit of a Participant who is an Eligible Employee, as described in Section 4.2.

2.21. “Matching Deferral Account” means a Matching Deferral Account established on behalf of a Participant pursuant to Section 5.1(c).

2.22. “Participant” means any individual who participates in the Plan in accordance with Article 3.

2.23. “Performance Deferral” means a discretionary contribution by an Employer for the benefit of a Participant who is an Eligible Employee, as described in Section 4.3.

2.24. “Plan” means the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan as provided herein and as amended from time to time.

2.25. “Plan Administrator” means the person, persons or entity designated by the Company to administer the Plan. If no such person or entity is so serving at any time, the Company shall be the Plan Administrator.

2.26. “Plan Year” means the 12-month period ending on December 31.

2.27. “Qualified Plan” means the Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan, or any successor thereto.

2.28. “Retirement” means the retirement of a Participant from employment with an Employer on or after his or her 65th birthday, or as otherwise determined by the Company in its sole discretion, and excluding terminations for Cause and terminations under such other circumstances as shall be specified by the Participant’s Employer.

2.29. “Scheduled Distribution Account” means a Scheduled Distribution Account established by a Participant pursuant to Section 5.1.

2.30. “Separation from Service” shall have the meaning set forth in Treasury regulations promulgated under Section 409A of the Code.

2.31. “Separation from Service Account” means a Separation from Service Account established on behalf of a Participant pursuant to Section 5.1.

2.32. “13-Month Rule” means the election rule for the RSUs and PSUs, awards under the LTIC Program and Performance Deferrals under Sections 4.1(c), 4.1(d) and 5.1(d)(ii), respectively, pursuant to which a Participant may make an election on a date that is both not later than 30 days after the date on which the applicable award is granted and at least 12 months prior to the date on which such award is first scheduled to vest or on which the Participant will obtain a legally binding right to such award, as permitted under Section 1.409A-2(a)(5) of the Treasury regulations.

2.33. “Unforeseeable Emergency” means a severe financial hardship of a Participant resulting from an illness or accident of the Participant or the Participant’s spouse or dependent (as defined in Section 152(a) of the Code), a loss of the Participant’s property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance), or any other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant, all within the meaning of Section 409A of the Code.

ARTICLE 3

Participation

3.1. Commencement of Participation

An Eligible Employee shall become a Participant in the Plan as of the date on which he or she begins to defer compensation in accordance with Section 4.1 or on the date determined by the Plan Administrator with respect to a Matching Deferral under Section 4.2 or a Performance Deferral under Section 4.3.

3.2. Continued Participation

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE 4

Elective, Matching and Performance Deferrals

4.1. Elective Deferrals

(a) Base Salary. An Eligible Employee may elect to defer a percentage or dollar amount of his or her base salary; provided, however, the Plan Administrator may limit the available form of election for any Plan Year to only a percentage of base salary, or to only a specified dollar amount of base salary, and the Plan Administrator may provide for a different limit on the available form of election for individuals for their first year of eligibility. Subject to any limitations imposed by the Plan Administrator, an Eligible Employee who desires to elect a deferral described in this Section 4.1(a) shall complete and submit to the Plan Administrator a deferral election which shall designate (A) the percentage of each payment to be deferred in one percent (1%) increments to a maximum of eighty percent (80%) or (B) the whole dollar amount of each payment to be deferred. Elections pursuant to this Section 4.1(a) to defer base salary earned in a Plan Year must be made prior to the first day of such Plan Year; provided that an individual who first becomes an Eligible Employee following the commencement of a Plan Year and who is in his or her “first year of eligibility,” as defined under Section 409A of the Code, may submit an irrevocable deferral election within 30 days after the date such individual becomes an Eligible Employee, and such election shall be effective with respect to compensation earned after the date of such election. If an Eligible Employee elects to defer a dollar amount of each payment of base salary under this Section 4.1(a) for a Plan Year and such dollar amount would exceed eighty percent (80%) of the amount of a base salary payment to such Eligible Employee, then the dollar amount to be deferred from that payment of base salary shall automatically be reduced to an amount equal to eighty percent (80%) of the amount of such payment, applied on a payment-by-payment basis. An election to defer a percentage or dollar amount of base salary for any Plan Year shall apply for subsequent Plan Years (an “Evergreen Base Salary Election”) unless changed or revoked by the Participant by submitting a new deferral election with the Plan Administrator on or before the date on which elections are due with respect to such Plan Year; provided, however:

(i) if the base salary deferral percentage of a Participant under this Section 4.1(a) for a Plan Year exceeds the maximum base salary deferral percentage under this Section 4.1(a) for the subsequent Plan Year, then the deferral percentage under the Evergreen Base Salary Election applicable to the subsequent Plan Year shall automatically be reduced to the maximum base salary deferral percentage under this Section 4.1(a) for the subsequent Plan Year;

(ii) if a Participant elects a base salary deferral percentage under this Section 4.1(a) for a Plan Year and an election to defer a percentage of base salary is not permitted for the subsequent Plan Year, there shall be no Evergreen Base Salary Election for the Participant applicable to the subsequent Plan Year; and

(iii) if a Participant elects to defer a dollar amount of base salary under this Section 4.1(a) for a Plan Year and an election to defer a dollar amount of base salary is not permitted for the subsequent Plan Year, there shall be no Evergreen Base Salary Election for the Participant applicable to the subsequent Plan Year.

(b) Annual Bonuses and Commissions. An Eligible Employee may elect to defer a percentage or dollar amount of his or her annual bonus or commissioned earnings, to the extent payable to the Eligible Employee in cash; provided, however, the Plan Administrator may limit the available form of election for any Plan Year to only a percentage of annual bonus or commissioned earnings, or to only a specified dollar amount of annual bonus or commissioned earnings, and the Plan Administrator may provide for a different limit on the available form of election for individuals for their first year of eligibility. Subject to any limitations imposed by the Plan Administrator, an Eligible Employee who desires to elect a deferral described in this Section 4.1(b) shall complete and submit to the Plan Administrator a deferral election which shall designate (A) the percentage of each payment to be deferred in one percent (1%) increments to a maximum of eighty percent (80%) or (B) the whole dollar amount of each payment to be deferred. Elections pursuant to this Section 4.1(b) to defer an annual bonus or commissioned earnings earned in a Plan Year must be made prior to the first day of such Plan Year; provided that (i) an election to defer an annual bonus that is considered performance-based compensation within the meaning of Section 409A of the Code may be made as of a date specified by the Plan Administrator that is at least six months prior to the last day of the applicable performance period and (ii) to the extent the election period described in clause (i) is not available, an individual who first becomes an Eligible Employee following the commencement of a Plan Year and who is in his or her “first year of eligibility,” as defined under Section 409A of the Code, may submit an irrevocable deferral election within 30 days after the date such individual becomes an Eligible Employee, and such election shall be effective with respect to the portion of the annual bonus or commissioned earnings earned after the date of such election. If an Eligible Employee elects to defer a dollar amount of each payment of annual bonus or commissioned earnings under this Section 4.1(b) for a Plan Year and such dollar amount would exceed eighty percent (80%) of the amount of a payment of annual bonus or commissioned earnings to such Eligible Employee, then the dollar amount to be deferred from that payment of annual bonus or commissioned earnings shall automatically be reduced to an amount equal to eighty percent (80%) of the amount of such payment, applied on a payment-by-payment basis. An election to defer a percentage or dollar amount of an annual bonus or commissioned earnings for any Plan Year shall apply for subsequent Plan Years (an “Evergreen Bonus or Commission Election”) unless changed or revoked by the Participant by submitting a new election with the Plan Administrator on or before the date on which elections are due with respect to such Plan Year; provided, however:

(i) if the annual bonus or commissioned earnings deferral percentage of a Participant under this Section 4.1(b) for a Plan Year exceeds the maximum annual bonus or commissioned earnings deferral percentage under this Section 4.1(b) for the subsequent Plan Year, then the deferral percentage under the Evergreen Bonus or Commission Election applicable to the subsequent Plan Year shall automatically be reduced to the maximum annual bonus or commissioned earnings deferral percentage under this Section 4.1(b) for the subsequent Plan Year;

(ii) if a Participant elects an annual bonus or commissioned earnings deferral percentage under this Section 4.1(b) for a Plan Year and an election to defer a percentage of annual bonus or commissioned earnings is not permitted for the subsequent Plan Year, there shall be no Evergreen Bonus or Commission Election for the Participant applicable to the subsequent Plan Year; and

(iii) if a Participant elects to defer a dollar amount of annual bonus or commissioned earnings under this Section 4.1(b) for a Plan Year and an election to defer a dollar amount of annual bonus or commissioned earnings is not permitted for the subsequent Plan Year, there shall be no Evergreen Bonus or Commission Election for the Participant applicable to the subsequent Plan Year.

The annual bonuses that are subject to a bonus deferral election under this Section 4.1(b) shall include all annual, production and performance-based bonuses, but not other types of bonuses, such as sign-on, retention and educational bonuses.

(c) RSU and PSU Awards. An Eligible Employee who has been granted (or is to be granted) a restricted stock unit (“RSU”) or performance share unit (“PSU”) award with respect to the common stock of Gallagher (“Gallagher Common Stock”) as part of, or in lieu, of an annual bonus award or an award under an LTIC Program, may elect to defer the receipt of the shares of Gallagher Common Stock issuable upon the vesting of such award (a “Share Deferral”). An Eligible Employee who desires to elect a Share Deferral shall complete and submit to the Plan Administrator a deferral election which shall designate the percentage of the award to be deferred in one percent (1%) increments with a minimum percentage of fifty percent (50%) and a maximum percentage of one hundred percent (100%). Share Deferral elections must be made on or prior to the date determined by the Plan Administrator that is both (i) not later than 30 days after the date on which the applicable RSU or PSU award is granted; and (ii) at least 12 months prior to the date on which such award is first scheduled to vest. In his or her Share Deferral election, a Participant may elect whether RSUs or PSUs, upon vesting, shall remain credited to the Participant’s Account as notional units representing shares of Gallagher Common Stock or whether such RSUs or PSUs shall be converted to another notional investment option available under the Plan. After such RSUs or PSUs are credited to a Participant’s Account, the manner in which notional earnings and losses are credited to such Account, including the right of the Participant to change the notional investment of such Account, shall be determined in accordance with Section 5.2. An election to defer the receipt of all or any number of the shares of Gallagher Common Stock issuable upon the vesting of a RSU or PSU award shall apply to all subsequent RSU and PSU awards (an “Evergreen RSU/PSU Election”) unless changed or revoked by the Participant by submitting a new deferral election with the Plan Administrator on or before the date on which elections are due with respect to such subsequent RSU or PSU award. For the avoidance of doubt, if a Participant elects to defer a specified number of shares of Gallagher Common Stock issuable upon the vesting of a RSU or PSU award and the number of shares of Gallagher Common Stock issuable upon the vesting of a subsequent RSU or PSU award is less than the number of shares under the Evergreen RSU/PSU Election, then 100% of the shares of Gallagher Common Stock issuable upon the vesting of such subsequent RSU or PSU award shall be subject to such Evergreen RSU/PSU Election.

(d) Long-Term Incentive Compensation Program-Cash Awards. An Eligible Employee who has been granted (or is to be granted) a cash-based award under an LTIC Program may elect to defer the receipt of the amount payable pursuant to such award by completing and submitting to the Plan Administrator a deferral election which shall designate either (A) the percentage of the award to be deferred in one percent (1%) increments with a minimum percentage of fifty percent (50%) and a maximum percentage of one hundred percent (100%) or (B) a percentage of the award to be deferred in one percent (1%) increments, but only to the extent the award exceeds a specified dollar amount. Such deferral elections must be made on or prior to the date determined by the Plan Administrator that is both (i) not later than 30 days after the date on which the applicable award is granted; and (ii) at least 12 months prior to the date on which such award is first scheduled to vest; provided that an election to defer an award that is considered performance-based compensation within the meaning of Section 409A of the Code may be made as of a date specified by the Plan Administrator that is at least six months prior to the last day of the applicable performance period. An election to defer a percentage or percentage in excess of a specified dollar amount of a cash-based award under an LTIC Program shall apply to all subsequent cash-based awards under an LTIC Program (an “Evergreen LTIC Election”) unless changed or revoked by the Participant by submitting a new deferral election with the Plan Administrator on or before the date on which elections are due with respect to such subsequent cash-based awards under an LTIC Program.

(e) Suspension of Deferrals. Any election pursuant to this Section 4.1 shall be irrevocable from and after the deadline for such election provided that a deferral election may be terminated, or the amount of the deferral may be reduced, after such deadline in the event of (and consistent with) an Unforeseeable Emergency, as determined by the Plan Administrator.

4.2. Matching Deferrals

(a) Not later than the date required by law for matching contributions under the Qualified Plan (or any later date as of which the need for a contribution hereunder is determined), each Employer shall credit a Matching Deferral to the Account of each Eligible Employee who is employed by such Employer on the last day of the Plan Year or who terminated employment during such Plan Year by reason of death, total and permanent disability (as determined by the Plan Administrator), Retirement, or for any reason other than Cause during the 12-month period immediately following a Change in Control, to the extent described in Section 4.2(b).

(b) For each Plan Year beginning on or after January 1, 2006, the Matching Deferral for each Eligible Employee shall be equal to the excess of (i) 100% of his or her Elective Deferrals under Sections 4.1(a) and 4.1(b) of the Plan for such Plan Year but taking into account only Elective Deferrals which in the aggregate do not exceed 5% of such Eligible Employee’s Compensation for such Plan Year, minus (ii) the maximum amount of matching contributions the Eligible Employee could have received under the Qualified Plan for such Plan Year if he or she had elected to defer the maximum amount permitted under such plan for the full Plan Year; provided, however, that in no event shall such Matching Deferral exceed 100% of the amount of such Eligible Employee’s Elective Deferrals under Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) of the Plan and a Performance Deferral Award(s) received under Section 4.3 of the Plan for such Plan Year.

4.3. Performance Deferrals

Any Eligible Employee may also receive a Performance Deferral in an amount to be determined by the Employer in its sole discretion. All determinations by the Employer with regard to the amount or timing of or the eligibility for a Performance Deferral shall be final.

ARTICLE 5

Accounts

5.1. Accounts

(a) The Plan Administrator shall establish deferral Accounts for each Participant reflecting the Elective Deferrals, Matching Deferrals and Performance Deferrals made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Accounts. Upon the commencement of an Eligible Employee’s participation in the Plan, the Plan Administrator shall establish for the benefit of such Participant one or more Separation from Service Accounts, which in accordance with Section 7.1 shall be distributed following the Participant’s Separation from Service, and if applicable, a Matching Deferral Account pursuant to Section 5.1(c), which shall be distributed at the time and in the form specified by Section 5.1(c). In addition, at the time a Participant submits an Elective Deferral election pursuant to Section 4.1 with respect to any Plan Year, the Participant may in his or her discretion establish a Scheduled Distribution Account to which such Elective Deferrals shall be credited and which, in accordance with Section 7.1, shall be distributed in the calendar year designated by the Participant at the time such Scheduled Distribution Account is established. The Plan Administrator may limit the number of Scheduled Distribution Accounts or Separation from Service Accounts maintained on behalf of a Participant at any time. If the distribution of a Scheduled Distribution Account is scheduled to begin during a Plan Year, then no further Elective Deferrals shall be credited to such Scheduled Distribution Account with respect to such Plan Year, and such Scheduled Distribution Account shall be disregarded for purposes of the limit on the number of Scheduled Distribution Accounts that may be maintained at any time. To illustrate the foregoing, Elective Deferrals with respect to the 2010 Plan Year may not be credited to a 2010 Scheduled Distribution Account.

(b) At the time a Participant submits an Elective Deferral election with respect to a Plan Year, the Participant shall elect that such Elective Deferrals be credited to a Separation from Service Account previously established by such Participant, a new Separation from Service Account, a Scheduled Distribution Account previously established by such Participant, a new Scheduled Distribution Account at that time established by such Participant, or a combination of such Accounts; provided that any new Scheduled Distribution Account elected by a Participant must provide for distributions of base salary or annual bonus or commissioned earnings to commence more than two years after the last day of such Plan Year and must provide for distributions of RSU or PSU awards or cash-based awards under an LTIC Program to commence no sooner than the Plan Year following the Plan Year during which such RSU or PSU award or cash-based award under an LTIC Program would otherwise have been issued or paid. If a Participant does not affirmatively elect the Account to which any portion of his or her Elective Deferrals shall be credited with respect to any Plan Year, such Elective Deferrals shall be credited as follows:

(i) Base Salary. A Participant’s Evergreen Base Salary Election shall be automatically applied to the Participant’s base salary earned in the current Plan Year as follows:

(A) If an Evergreen Base Salary Election provides for contribution into either a Separation from Service Account or to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin later than the current Plan Year, then the base salary deferred for the current Plan Year shall be credited to the Participant’s Account in accordance with the Evergreen Base Salary Election; or

(B) If an Evergreen Base Salary Election provides for contribution into a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin during the current Plan Year, then the base salary deferred for the current Plan Year shall be credited to a new Scheduled Distribution Account that provides for distributions to be paid in a lump sum payment during the first Plan Year that is more than two years after the last day of the current Plan Year.

(ii) Annual Bonus or Commissions. A Participant’s Evergreen Bonus or Commission Election shall be automatically applied to the Participant’s annual bonus and/or commissions earned in the current Plan Year as follows:

(A) If an Evergreen Bonus or Commission Election provides for contribution into either a Separation from Service Account or to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin later than the first Plan Year after the current Plan Year, then the annual bonus and/or commissions deferred for the current Plan Year shall be credited to the Participant’s Account in accordance with the Evergreen Bonus or Commission Election; or

(B) If an Evergreen Bonus or Commission Election provides for contribution into a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin during the first Plan Year after the current Plan Year, then the annual bonus and/or commissions deferred for the current Plan Year shall be credited to a new Scheduled Distribution Account that provides for distributions to be paid in a lump sum payment during the first Plan Year that is more than three years after the last day of the current Plan Year.

(iii) RSU and PSU Awards. A Participant’s Evergreen RSU/PSU Election shall be automatically applied to the Participant’s subsequent RSU and PSU awards as follows:

(A) If an Evergreen RSU/PSU Election provides for contribution into either a Separation from Service Account or to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin later than the Plan Year in which the shares underlying such subsequent RSU or PSU award would otherwise have been issued (absent such Evergreen RSU/PSU Election), then the subsequent RSU or PSU award shall be credited to the Participant’s Account in accordance with the Evergreen RSU/PSU Election.

(B) If an Evergreen RSU/PSU Election provides for contribution into a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin during the Plan Year in which the shares underlying such subsequent RSU or PSU award would otherwise have been issued (absent such Evergreen RSU/PSU Election), then the subsequent RSU or PSU award shall be credited to a new Scheduled Distribution Account that provides for shares to be issued during the Plan Year following the Plan Year during which the shares underlying such subsequent RSU or PSU award would otherwise have been issued (absent such Evergreen RSU/PSU Election).

(iv) Cash Awards under LTIC Programs. A Participant’s Evergreen LTIC Election shall be automatically applied to the Participant’s subsequent cash awards under an LTIC Program as follows:

(A) If an Evergreen LTIC Election provides for contribution into either a Separation from Service Account or to a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin later than the Plan Year in which such subsequent cash award under an LTIC Program would otherwise have been paid (absent such Evergreen LTIC Election), then the subsequent cash award under an LTIC Program shall be credited to the Participant’s Account in accordance with such Evergreen LTIC Election.

(B) If an Evergreen LTIC Election provides for contribution into a Scheduled Distribution Account pursuant to which distributions are scheduled to be made or begin during the Plan Year in which such subsequent cash award under an LTIC Program would otherwise have been paid (absent such Evergreen LTIC Election), then the subsequent cash award under an LTIC Program shall be credited to a new Scheduled Distribution Account that provides for distributions to be paid in a lump sum payment during the Plan Year following the Plan Year during which such subsequent cash award under an LTIC Program would otherwise have been paid (absent such Evergreen LTIC Election).

(v) In all other cases, the Elective Deferrals for the current Plan Year shall be credited to the Separation from Service Account initially established by the Participant,

or if none, to a new Separation from Service Account for such Participant that provides for distributions to be paid in a lump sum.

(c) For each Participant who first receives Matching Deferrals on or after January 1, 2015, all Matching Deferrals credited to the Participant’s Account pursuant to Section 4.2 shall be credited to a Matching Deferral Account for such Participant that provides for distributions to be paid in a lump sum on the six-month anniversary of such Participant’s Separation from Service.

(d) At the time an Employer credits a Performance Deferral to a Participant’s Account, the Employer shall specify whether the Performance Deferral shall be credited to a Separation from Service Account previously established by the Participant or an Employer, a new Separation from Service Account at that time established by the Employer, a Scheduled Distribution Account previously established by the Participant or the Employer, a new Scheduled Distribution Account at that time established by the Employer, or a combination of such Accounts. Alternatively, the Employer may permit Participants to elect the Account to which such Performance Deferrals shall be credited, provided that such election is made in accordance with one of the following permissible election rules:

(i) not later than 30 days after the date on which such Performance Deferral is awarded, if the Performance Deferral is the first such award received by the individual and the Plan Year in which the Performance Deferral is awarded is the “first year of eligibility” for the individual with respect to the Performance Deferral and any other compensation of same type for purposes of Section 409A of the Code, taking into consideration the plan aggregation rules under Section 1.409A-1(c)(2) of the Treasury regulations;

(ii) not later than 30 days after the date on which such Performance Deferral is awarded and at least 12 months prior to the date on which such award is first scheduled to vest or on which the Participant will obtain a legally binding right to payment of such Performance Deferral; or

(iii) in accordance with any other permissible deferral election rule under Section 409A of the Code permitted and made available by the Plan Administrator.

If a Participant fails to make a distribution election for an amount under this Section 5.1(d) within the specified period or a distribution election by the Participant for an amount is not permitted under Section 409A of the Code, then unless an Employer specified a time and form of distribution at the time the Employer credited such amount to the Participant’s Account under this Section 5.1(d), such amount shall be held in a Separation from Service Account for such Participant that provides for distributions to be paid in a lump sum. In order to comply with the requirements of the 13-Month Rule, notwithstanding any provision in the Plan to the contrary and except as set forth in Sections 6.2 through 6.5, the Performance Deferral under the Plan of a Participant who makes an election under Section 5.1(d)(ii) shall not vest and shall be forfeited unless the Participant provides continuous services to the Employer or other affiliates of the Employer through the date that is 12 months and one day following the date of such election.

(e) Elective Deferrals shall be credited to the Account of a Participant as soon as administratively practicable after the Elective Deferrals are withheld from the Participant’s Compensation. Matching Deferrals and Performance Deferrals shall be credited to the Account of a Participant as of the later of the date related trust contributions are received by the Funding Trustee or the date the Funding Trustee receives from the Plan Administrator such instructions as the Funding Trustee may reasonably require to allocate the amount received among the asset accounts maintained by the Funding Trustee. The Plan Administrator shall make available to each Participant periodic statements of his or her Account reflecting the income, gain and loss, amounts of deferrals, and payments from such Account.

(f) Within an administratively convenient time of the date that an amount is credited to the Account of a Participant, the Employer shall make a contribution to the Funding Trust in the same amount to the extent that the then current fair market value of the assets held in the Funding Trust is less than the sum of all Participants’ Accounts, including both vested and unvested amounts. The contribution that relates to deferrals that are deemed to be invested in notional stock units shall be in the form of either (1) Gallagher Common Stock or (2) cash with instructions to the Funding Trustee (which may be based on Participant investment elections) to purchase shares of Gallagher Common Stock. The contribution that relates to deferrals that are deemed to be invested in any form of investment other than notional stock units shall be made in cash. The Funding Trustee shall hold a number of shares of Gallagher Common Stock that is at least equal to the number of notional stock units credited to Participants’ Accounts.

5.2. Investments

(a) The assets of the Funding Trust shall be invested in such investments as are designated by the Plan Administrator; provided, however that no provision in the Plan shall limit or be suggested to limit the authority of the Plan Administrator to provide to each Participant the authority to direct the Funding Trustee to invest the assets of the Funding Trust in a manner that reflects such Participant’s investment elections with respect to each of his or her Accounts. Any such delegation shall specify the manner and the terms and conditions under which such direction shall be provided. The Plan Administrator shall provide each Participant with the opportunity to indicate how each of his or her Accounts is apportioned to the investments designated by the Plan Administrator in one percent (1%) increments. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan, and neither the existence of a Participant’s Account nor any ability that a Participant might have to direct the Funding Trustee to invest the assets of the Funding Trust in a manner that reflects such Participant’s investment elections with respect to each of his or her Accounts shall (1) create any right of a Participant to a payment or distribution under Article 7 in any form other than cash,(2) constitute or create, or be deemed to constitute or create, a trust fund of any kind in favor of a Participant, or (3) give any Participant any right to receive any specified asset—or any assets at all—held by the Funding Trust.

(b) Each investment fund’s operating expenses that is part of the Funding Trust will be netted against such investment fund’s return for purposes of measuring the earnings and losses credited to each Participant’s Account. Other Plan legal, trustee and administrative expenses will be paid by the Employers.

(c) To the extent a Participant’s Account is credited with notional units representing shares of Gallagher Common Stock, each such notional unit shall have a value equal to the fair market value of a share of Common Stock. Upon the payment of a dividend by Gallagher on issued and outstanding shares of Common Stock, an amount equal to such per share dividend amount multiplied by the number of notional share units credited to each Participant’s Account shall be credited to the Account within 10 days after the dividend payment date and shall be deemed invested in an investment fund designated by the Plan Administrator for this purpose. Unless the Plan Administrator determines otherwise, and subject to the restrictions set forth in Section 5.2(d), notional units representing shares of Gallagher Common Stock shall be offered as a permissible investment of a Participant’s Account under the Plan. Each Participant whose Account has been credited with notional units representing shares of Gallagher Common Stock shall be permitted, in accordance with such procedures, conditions and limitations as may be prescribed by the Plan Administrator, to elect that such units be converted to one or more other notional investment alternatives available under the Plan, and vice versa.

(d) A Participant’s transactions involving notional units representing shares of Gallagher Common Stock are subject to Gallagher’s Insider Trading Policy, as such policy may be amended from time to time, including, if applicable, pre-clearance and blackout restrictions. If applicable, Participants are responsible for ensuring that their transactions in Gallagher Common Stock or involving notional units representing shares of Gallagher Common Stock are properly reported under the provisions of Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”). It is the intention of the Board that transactions involving notional units representing shares of Gallagher Common Stock under the Plan, and the issuance or distribution of any Gallagher Common Stock to Participants, shall be transactions which are exempt from the provisions of Section 16(b) of the Exchange Act, as provided under Rule 16b-3 promulgated under the Exchange Act and the Plan shall be interpreted and administered consistently with such intent.

ARTICLE 6

Vesting

6.1. General

A Participant shall at all times have a fully vested and nonforfeitable right to all Elective Deferrals and Matching Deferrals credited to his or her Account, adjusted for income, gain and loss attributable thereto. Subject to earlier vesting as provided in Sections 6.2, 6.3 and 6.4, a Participant shall be or become vested in the portion of his or her Account attributable to Performance Deferrals, adjusted for income, gain and loss attributable thereto, as determined by the Employer at the time the Performance Deferral is made. If the vesting or vested percentage is based on the Participant’s “Years of Service,” the Participant shall receive credit for a Year of

Service for each Plan Year (including Plan Years before the date as of which the Performance Deferral is made and the Effective Date only to the extent determined by the Employer) during which he or she completed at least 1,000 of Hours of Service.

6.2. Change in Control

Any unvested portion of a Participant’s Account shall become fully vested upon a Change in Control.

6.3. Retirement, Death or Disability

Any unvested portion of a Participant’s Account shall become fully vested upon a termination of such Participant’s employment by reason of the Participant’s Retirement, death or total and permanent disability (as determined by the Plan Administrator).

6.4. Insolvency

Any unvested portion of a Participant’s Account shall become fully vested immediately prior to the Employer’s becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account balance.

6.5. 13-Month Rule Compliance

(a) In order to comply with the requirements of the 13-Month Rule, notwithstanding any provision in the Plan to the contrary, any accelerated vesting of an award or an Account for which a Participant has made an election using the 13-Month Rule shall become effective no sooner than the date that is 12 months and 1 day following the date of such election; provided, however that this Section 6.5(a) shall not apply to any Change in Control that qualifies as a change in the ownership of a corporation, change in the effective control of a corporation, or change in the ownership of a substantial portion of a corporation’s assets under Section 1.409A-3(i)(5) of the Treasury regulations (“Change in Control Event”) or to any disability that satisfies the definition of disability under Section 1.409A-3(i)(4) of the Treasury regulations.

(b) Any distribution election made under the 13-Month Rule shall not apply to allocations, as adjusted for investment earnings and losses, which become entitled to accelerated vesting before the date that is 12 months and one day following the date of such election by reason of a Change in Control that qualifies as a Change in Control Event or under Section 6.3 by reason of a disability that satisfies the definition of disability under Section 1.409A-3(i)(4) of the Treasury regulations, and those amounts shall be held in a Separation from Service Account for such Participant that provides for distributions to be paid in a lump sum.

ARTICLE 7

Payments

7.1. Election as to Time and Form of Payment

(a) In the deferral election submitted by a Participant for each Plan Year in which such Participant makes Elective Deferrals under the Plan, the Participant shall elect that such Elective Deferrals be credited to a Separation from Service Account previously established by such Participant, a new Separation from Service Account at that time established by such Participant, a Scheduled Distribution Account previously established by such Participant, a new Scheduled Distribution Account at that time established by such Participant, or any combination of such Accounts. At the time a Participant establishes a new Separation from Service Account, the Participant shall elect the form in which the amounts credited to such Account are to be distributed, which may be a single lump sum payment or annual installments over a period of not less than two years and not more than 10 years. At the time a Participant establishes a new Scheduled Distribution Account, the Participant shall elect (i) the year in which such Scheduled Distribution Account is to be payable, which must provide for distributions of base salary or annual bonus or commissioned earnings to commence more than two years after the last day of the Plan Year in which such election must be made and must provide for distributions of RSU or PSU awards or cash-based awards under an LTIC Program to commence no sooner than the Plan Year following the Plan Year during which such RSU or PSU award or cash-based award under an LTIC Program would otherwise have been issued or paid and not later than the year in which the Participant will attain age 70 and (ii) the form in which the amounts credited to such Account are to be distributed, which may be a single lump sum payment or annual installments over a period of not less than two years and not more than 10 years. If a Participant fails to elect the form in which any Account is to be distributed, such Account shall be distributed in a single lump sum payment.

(b) A Participant who is actively employed by an Employer may change the time at which and/or the form in which any of the Participant’s Accounts is to be distributed or commence to be distributed by submitting a new election to the Plan Administrator; provided that (i) such new election is submitted at least one year prior to the date on which such Account was previously scheduled to be distributed or commence to be distributed, (ii) such new election shall not take effect for 12 months after it is submitted to the Plan Administrator and (iii) the distribution subject to such new election is scheduled to be made or commence at least five years later than the date on which such distribution was previously scheduled to have been made or commence. Such new election shall be void if it would result in any payment being made later than the year in which the Participant will attain age 70.

(c) Each of a Participant’s Separation from Service Accounts shall be distributed or commence to be distributed on the six-month anniversary of such Participant’s Separation from Service. Each Participant’s Scheduled Distribution Account shall be distributed or commence to be distributed on July 1st of the year of distribution designated by the Participant at the time such Scheduled Distribution Account is established, or at such later date designated pursuant to Section 7.1(b). Each Account shall be distributed in the form elected by the Participant pursuant to Section 7.1(a), (b) or (c), with annual installments distributed on July 1st of each year; provided, however, that if the value of such account is $25,000 or less at the time that distribution of such account is scheduled to commence in the form of installments, then such account instead shall be paid in the form of a single lump sum payment. If one of a Participant’s Separation from Service Accounts is payable in installments, the first installment shall be paid on the six-month anniversary of the Participant’s Separation from Service, and each subsequent installment shall be paid on July 1st of each year in the installment period, beginning with the July 1st next following the date of such first installment.

(d) Amounts credited to a Participant’s Account in the form of notional units representing shares of Gallagher Common Stock shall be distributed in shares of Gallagher Common Stock, which may be purchased in the open market. All other Distributions from a Participant’s Account shall be in cash.

7.2. Termination of Employment

Upon the termination of a Participant’s employment, the unvested portion of the Participant’s Account (excluding any portion that becomes vested pursuant to Section 6.2, 6.3 or 6.4) shall be forfeited and any related amounts held in the Funding Trust shall be used to satisfy the Employer’s obligation to make contributions to the Funding Trust under the Plan.

7.3. Death

(a) If a Participant dies prior to the complete distribution of his or her Accounts, the balance of each such Account shall be paid to the Participant’s beneficiary or beneficiaries, designated in accordance with Section 7.3(b), in a single lump sum payment within 60 days following the date of the Participant’s death.

(b) A Participant may designate a beneficiary at any time before the Participant’s death, in the manner prescribed by the Plan Administrator for that purpose. Subject to the last sentence hereof, a Participant may revoke any beneficiary designation or designate a new beneficiary at any time without the consent of a beneficiary or any other person. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to the Participant’s issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate. If a Participant is married, any designation of a beneficiary other than such Participant’s spouse shall be effective only if the Participant’s spouse consents to such designation in writing.

7.4. Withdrawal Due to Unforeseeable Emergency

If a Participant requests an immediate payment on account of an Unforeseeable Emergency, the Plan Administrator shall pay to the Participant only that portion, if any, of the vested portion of his or her Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay the federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing using a form prescribed by the Plan Administrator for that purpose and shall provide such additional information as the Plan Administrator shall decide. If a Participant elects an immediate payment on account of an Unforeseeable Emergency, such Participant’s Elective Deferral election shall be cancelled for the remainder of the Plan Year in which such payment is made.

7.5. Restrictive Covenants; Clawback

(a) If, at any time within the later to occur of (i) ten years after a Participant’s Separation from Service; or (ii) two years after the final payment of any installment due to the Participant from a Participant’s Accounts, the Participant, in the determination of the management of Gallagher, engages in any activity in competition with any activity of Gallagher, or inimical, contrary or harmful to the interests of Gallagher, including, but not limited to: (1) conduct related to his employment for which either criminal or civil penalties against him may be sought, (2) violation of Gallagher policies, including, without limitation, Gallagher’s Insider Trading Policy, (3) directly or indirectly, soliciting, placing, accepting, aiding, counseling or consulting in the renewal, discontinuance or replacement of any insurance or reinsurance by, or handling self-insurance programs, insurance claims or other insurance administrative functions (“insurance services”) for, any existing Gallagher account or any actively solicited prospective account of Gallagher for which he performed any of the foregoing functions during the two-year period immediately preceding such termination or providing any employee benefit brokerage, consulting, or administration services, in the areas of group insurance, defined benefit and defined contribution pension plans, individual life, disability and capital accumulation products, investment advisory services and all other employee benefit areas (“benefit services”) Gallagher is involved with, for any existing Gallagher account or any actively solicited prospective account of Gallagher for which he performed any of the foregoing functions during the two-year period immediately preceding such termination or, if the Participant has not terminated employment, the date of the prohibited activity (the term Gallagher account as used in this Section shall be construed broadly to include all users of insurance services or benefit services including commercial and individual consumers, risk managers, carriers, agents and other insurance intermediaries), (4) the rendering of services for any organization which is competitive with Gallagher, (5) employing or recruiting any current or former employee of Gallagher, (6) disclosing or misusing any confidential information or material concerning Gallagher, or (7) participating in a hostile takeover attempt of Gallagher, then all Matching Deferrals and Performance Deferrals in the Participant’s Accounts, including any income, gain or loss thereon, shall be forfeited, unless terminated sooner by operation of another term or condition of this Plan, and any payments made from a Participant’s Accounts consisting of Matching Deferrals and Performance Deferrals to such Participant, including any income, gain or loss thereon, shall be repaid by the Participant to Gallagher. Repayment of any Matching Deferrals and Performance Deferrals by the Participant shall include interest measured from the date of payments made from the Participant’s Accounts at the highest rate allowable under Delaware law.

(b) By participating in the Plan, each Participant acknowledges that the Participant’s engaging in activities and behavior in violation of Section 7.5(a) above will result in a loss to Gallagher which cannot reasonably or adequately be compensated in damages in an action at law, that a breach of Section 7.5(a) will result in irreparable and continuing harm to Gallagher and that therefore, in addition to and cumulative with any other remedy which Gallagher may have at law or in equity, Gallagher shall be entitled to injunctive relief for a breach of Section 7.5(a) by the Participant. By participating in the Plan each Participant acknowledges and agrees that the requirement in Section 7.5(a) above that Participant disgorge and pay over to Gallagher any payments received from the Participant’s Accounts by such Participant is not a provision for liquidated damages. The Participant agrees to pay any and all costs and expenses, including reasonable attorneys’ fees, incurred by Gallagher in enforcing any breach of any covenant in this Plan.

(c) The provisions of Section 7.5 shall only apply to (i) Matching Deferrals credited to a Participant’s Accounts with respect to Elective Deferrals made by the Participant for the 2009 Plan Year and succeeding Plan Years; and (ii) Performance Deferrals first granted and credited to a Participant’s Accounts by the Employer in the 2009 Plan Year or succeeding Plan Years.

7.6. Taxes

All deferrals and payments under the Plan shall be subject to all applicable federal, state and local tax withholding requirements.

ARTICLE 8

Plan Administrator

8.1. Plan Administration and Interpretation

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Funding Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2. Powers, Duties, Procedures, Etc.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3. Information

To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, Retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.4. Indemnification of Plan Administrator

The Employer agrees to indemnify and to defend to the fullest extent permitted by law any of its officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 9

Amendment and Termination

9.1. Amendments

The Company shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on its behalf by a duly authorized officer.

9.2. Termination of Plan

The Plan is strictly a voluntary undertaking on the part of each Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee), as consideration for, or an inducement or condition of employment for, the performance of the services by an Eligible Employee (or other employee). The Company reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on its behalf by a duly authorized officer. Upon termination, the Company shall continue to maintain the Funding Trust to pay benefits hereunder as they become due as if the Plan had not terminated; provided, however, that if the Plan is terminated in connection with a Change in Control Event, within the meaning of regulations or other guidance promulgated under Section 409A of the Code, Gallagher’s Compensation Committee, as constituted immediately prior to such Change in Control Event, may elect, in its sole discretion, to pay out all Accounts to Participants and beneficiaries within 12 months after the occurrence of such Change in Control Event to the extent permitted under Section 409A of the Code. For purposes of the preceding sentence, the Account balance of each Participant who is in the employ of the Employer at the time the Funding Trustee is directed to pay such balance shall become fully vested and nonforfeitable. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Funding Trust attributable to

Participants who terminated employment with the Employer before they were fully vested in their Accounts under Article 6 at that time shall be returned to the Employer.

9.3. Existing Rights

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination except as provided in Section 9.2 or to comply with the requirements of applicable law.

ARTICLE 10

Miscellaneous

10.1. No Funding

The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA. Neither the existence of the Funding Trust nor the obligation of the Employer to make contributions to the Funding Trust shall be construed to create a conflict with the provisions of this Section 10.1. In the event of any conflict between this Section 10.1 and any other provision of the Plan, the Funding Trust Agreement, or any other documentation related to the Plan or the Funding Trust, the provisions of this Section 10.1 shall prevail.

10.2. Non-assignability

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

10.3. Limitation of Participant’s Rights

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4. Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Funding Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Company or the Funding Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5. Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Funding Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability or other legal disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to· another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Funding Trustee to follow the application of such funds.

10.6. Compliance With Section 409A of Code

This Plan is intended to comply with the provisions of Section 409A of the Code, and shall be interpreted and construed accordingly, and the timing of all payments under the Plan shall be modified as necessary to comply therewith.

10.7. Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Illinois. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.8. Severability

If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.9. Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.